                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Ambac Assurance Corporation


We consent to the incorporation by reference in the registration statement (No. 333-365) of Asset Backed Securities Corporation (the "Registrant"), and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement"), included in Form 8-K of the Registrant dated June 26, 1998, of our report dated January 29, 1998 on the consolidated financial statements of Ambac Assurance Corporation as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which report appears in the Form 10-K of Ambac Financial Group, Inc. dated March 31, 1998 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP

New York, New York
June 26, 1998